EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

            AGREEMENT  made  this  22nd day of  April,  2005 by and  among  TBWA
WORLDWIDE INC., a Delaware corporation (the "Company"), JEAN-MARIE DRU (the "Executive") and OMNICOM GROUP INC., a New York corporation ("Omnicom").

                              W I T N E S S E T H:

            WHEREAS, the Executive is currently party to (a) a certain Employment Agreement dated as of April 1, 1998 by and between the Executive and Omnicom (the "Master Employment Agreement") and (b) a certain Employment Agreement dated September 1, 1999 by and between the Executive and the Company (the "U.S. Employment Agreement");

            WHEREAS, the Executive, Omnicom and the Company desire to terminate the Master Employment Agreement and the U.S. Employment Agreement in their entirety and to enter into this Agreement embodying any agreements and understandings between the Executive and Omnicom;

            WHEREAS, the Executive is currently party to a certain (a) Agreement dated as of April 1, 1998 with BDDP Worldwide S.A. a French societe anonyme, (b) Agreement dated as of April 1, 1998 with Advertising U.S. Holdings Inc., a Delaware corporation, and (c) Agreement dated as of April 1, 1998 with BDDP GGT Ltd., a United Kingdom company, (collectively, the "Existing Non-Solicitation Agreements"), all of which shall remain in full force and effect in accordance with their respective terms; and

            WHEREAS, the Company wishes to employ the Executive and the Executive wishes to accept such employment, upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

      1.    Employment

            The Company agrees to employ the Executive during the Term specified in paragraph 2(a), and the Executive agrees to accept such employment, upon the terms and conditions hereinafter set forth.

      2.    Term; Termination of Master and U.S. Employment Agreements

            (a) Subject to the provisions contained in paragraphs 6 and 7, the Executive's employment by the Company shall be for an indefinite term (the "Term").

            (b) Omnicom, the Company and the Executive hereby mutually agree that the Master Employment Agreement and the U.S. Employment Agreement are terminated effective

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as of January 1, 2002.  In  consideration  of the  payments  and other  benefits provided in this Agreement and other good and valuable consideration, the Executive hereby irrevocably and unconditionally releases Omnicom, the Company and their respective affiliates, and each of their respective employees, agents,
officers,  directors,   attorneys,   representatives,   successors  and  assigns
(collectively,  the  "Releasees"),  from any and all  causes of  action,  suits,
agreements,   promises,   damages,   disputes,    controversies,    contentions,
differences, judgments, claims and demands of any kind whatsoever which the Executive or his heirs, executors, administrators, successors and assigns ever had or now have against any of the Releasees, whether known or unknown to the Executive, by reason of the mutual termination of the Master Employment Agreement, the U.S. Employment Agreement or otherwise involving facts which have occurred on or prior to the date that the Executive has signed this Agreement; provided, however, that the foregoing release shall not apply to or release any of the Executive's rights arising or reserved under the terms of this Agreement.

            (c) The parties hereto acknowledge and agree that the Existing Non-Solicitation Agreements shall remain in full force and effect in accordance with their respective terms.

      3.    Duties and Responsibilities

            (a) During the Term, the Executive shall have the positions of President and Chief Executive Officer of the Company. The Executive shall report directly to the Chief Executive Officer of Omnicom (the "Omnicom CEO"), currently John Wren, at such times and in such detail as he shall reasonably require.

            (b) The Executive shall perform such executive and managerial duties and responsibilities customary to his offices and as are reasonably necessary to the operations of the Company and as may be assigned to him from time to time by or under authority of the Omnicom CEO, consistent with his positions as designated in paragraph 3(a).

            (c) The Executive (i) will use his best efforts to ensure that the Company and each company operating within the TBWA worldwide group of companies (the "TBWA Group") comply on a timely basis with all budgetary and reporting requirements reasonably requested by the Omnicom CEO and/or management of the Company, (ii) will, at all times, use his best efforts to perform his duties and responsibilities in a manner consistent with the policies set forth in the Omnicom Grant of Authority, as from time to time in effect (the "Grant of Authority"), the Omnicom Code of Business Conduct, as from time to time in effect (the "Omnicom Code of Business Conduct"), and the TBWA Code of Business Conduct, as from time to time in effect (the "TBWA Code of Business Conduct", and together with the Grant of Authority and the Omnicom Code of Business Conduct, collectively the "Business Conduct Policies"), which written Business Conduct Policies have been provided to the Executive prior to the date hereof, and the parameters of the then current profit plan and capital expenditure budget of the Company as approved by the Chief Financial Officer of the Company,
(iii) will not take any action to prevent the Company or any company operating within the TBWA Group from participating in Omnicom's cash management program, from time to time in effect (iv) except as permitted by the Business Conduct Policies or authorized by Omnicom CEO, will not incur


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obligations on behalf of the Company or any other member of the TBWA Group other than in the ordinary course of business or enter into any transaction on behalf of the Company or any other member of the TBWA Group not in the ordinary course of business, and (v) will not take any action to prevent the Company or any other member of the TBWA Group from abiding by the dividend, management fee and other corporate policies of Omnicom or the Company, as from time to time in effect.

            (d) The Executive's employment by the Company shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote all of his business time and attention, his best efforts, and all his skill and ability to promote the interests of the Company and the TBWA Group, (ii) carry out his duties in a competent and professional manner and serve the Company and members of the TBWA Group faithfully and diligently under the direction of the Omnicom CEO; and (iii) work with other employees of the Company and its subsidiaries and other members of the TBWA Group in a competent and professional manner. Notwithstanding the foregoing, the Executive shall be permitted to engage in charitable and civic activities and manage his personal passive investments, provided that such passive investments are not in a company which transacts business with the Company or any other member of the TBWA Group or engages in business competitive with that conducted by the Company or any other member of the TBWA Group (or, if such company does transact business with the Company or any other member of the TBWA Group, or does engage in a competitive business, it is a publicly held corporation and the Executive's participation is limited to owning less than 1/4 of 1% of its outstanding shares), and further provided that such activities (individually or collectively) do not materially interfere with the performance of his duties or responsibilities under this Agreement.

            (e) During the Term, the Executive's services hereunder shall be performed partially at the offices of the Company in New York, New York and partially at the offices of the Company in Paris, France, as reasonably determined by the Executive with the approval of the Omnicom CEO, and, as a result of the duties and responsibilities of his positions hereunder and to enable him to render services to the Company and other members of the TBWA Group, he will travel frequently to locations in which the Company and such other members of the TBWA Group conduct their operations.

      4.    Compensation

            (a) As salary compensation for his services hereunder, from and after the date hereof through the remainder of the Term, (i) the Company shall pay the Executive in accordance with its normal payroll practices, an annualized base salary of $725,000 and (ii) the Company will pay, or cause TBWA Europe S.A. or another member of the TBWA Group to pay the Executive in accordance with its normal payroll practices, an annualized base salary of Euros 225,000; provided, however, the then annual rate of direct salary compensation shall be reviewed periodically by or under the authority of the Omnicom CEO not less frequently than every 24 months. Any increase in the Executive's direct salary compensation resulting from such review shall be in accordance with the then salary review policy of the Company and within the guidelines and budgetary procedures of the Company. Notwithstanding anything contained


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herein to the contrary,  the parties hereto  acknowledge and agree that (i) from
January 1, 2002 through March 31, 2003, the Company paid the Executive in accordance with its normal payroll practices, an annualized base salary of $625,000, (ii) from April 1, 2004 through the date hereof, the Company paid the Executive in accordance with its normal payroll practices, an annualized base salary of $725,000, and (iii) from January 1, 2002 through the date hereof, the Company paid, or caused TBWA Europe S.A. or another member of the TBWA Group to pay the Executive in accordance with its normal payroll practices, an annualized base salary of Euros 225,000.

            (b) During the Term, the Executive shall be eligible to participate in Omnicom's Equity Incentive Plan or any successor plan (the "Incentive Plan"). During the Term, any awards granted to the Executive by the Compensation Committee of the Board of Directors of Omnicom (the "Compensation Committee") shall be based on the overall financial performance of the TBWA Group and Omnicom and such other factors as the Compensation Committee shall deem reasonable and appropriate. The Executive shall also be eligible to receive an annual discretionary cash bonus as recommended by the Omnicom CEO and determined by the Compensation Committee, based upon the overall financial performance of the TBWA Group and Omnicom and such individual performance goals as from time to time established for the Executive; provided, however, that in the event the Executive remains in the continuous employ of the Company from and after the date hereof, through and including April 30, 2008, the amount of the Executive's bonus on such date shall be equal to $6,000,000 less the sum of all cash bonuses paid with respect to calendar years 2005 and 2006 (such April 30, 2008 bonus, if any, being referred to herein as the "Special Bonus"). Except as otherwise set forth in paragraph 6(e) below, the Executive shall only be eligible to receive such bonuses if he is employed by the Company on the date such bonus is normally paid.

            (c) If the Executive is eligible to receive restricted shares of Omnicom common stock, par value $0.15 per share ("Omnicom Restricted Stock") pursuant to the Incentive Plan, the award of such shares shall be conditioned upon the execution and delivery by the Executive of Omnicom's then current standard form of Restricted Stock Agreement.

      5.    Expenses; Fringe Benefits

            (a) The Company agrees to pay or to reimburse the Executive for all reasonable, ordinary, necessary and documented business or entertainment expenses incurred during the Term in the performance of his services hereunder in accordance with the policy of the Company as from time to time in effect. The Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket expenses for which the Executive seeks payment or reimbursement, and any other information or materials, as the Company may from time to time reasonably require.

            (b) During the Term, the Executive and, to the extent eligible, his dependents, shall be eligible to participate in and receive all benefits under any welfare benefit plans and programs (including without limitation, medical, disability, group life (including accidental death and dismemberment) and business travel insurance plans and programs) provided by the


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Company  to its  senior  executives  and,  without  duplication,  its  employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time.

            (c) During the Term, the Executive shall be entitled to participate in all retirement plans and programs (including without limitation any profit sharing/401(k) plan) provided by the Company to its senior executives and, without duplication, its employees generally, subject, however, to the generally applicable eligibility and other provisions of the various plans and programs in effect from time to time. In addition, during the Term, the Executive shall be entitled to receive fringe benefits and perquisites in accordance with the plans, practices, programs and policies of the Company from time to time in effect which are made available to the senior executives of the Company generally and, without duplication, to its employees generally. Such benefits and perquisites as of the date hereof shall include the following:

                  (i) for each whole and any partial calendar year included in the Term, financial planning and tax preparation assistance in an amount not to exceed $15,000 (gross) annually (pro-rated for any partial calendar year); and

                  (ii) annual membership dues at Anglebrook Golf Club.

            (d) During the Term, the Company shall provide or cause one of its affiliates to provide the Executive with $1,000,000 of life insurance coverage under Omnicom's Executive Life Insurance Program.

            (e) During the Term, the Company will provide the Executive with a car or car allowance, not to exceed an annual cost of Euros 15,000 (gross); provided, however, the parties hereto acknowledge and agree that from January 1, 2002 through and including July 1, 2004, the Company provided the Executive with a driver in New York for use in the business of the Company.

            (f) From and after the date hereof through the remainder of the Term, the Company will provide the Executive with a monthly allowance not to exceed $5,000 (gross) to cover the costs of renting an apartment in the New York metropolitan area.

            (g) The Executive shall be entitled to four weeks paid vacation annually (with no right of carry over) to be taken at such times as shall not, in the reasonable judgment of the Omnicom CEO, materially interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the Company's policy then in effect generally for its employees.

            (h) Any business travel arrangements made by or for the Executive shall be subject to the general travel guidelines, policies and procedures of the Company and the TBWA Group as from time to time in effect.


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            (i) The  Executive  acknowledges  that  he is  party  to an  Omnicom
Executive Salary Continuation Agreement with a 50% salary limitation and a April 1, 1998 first commencement of service date.

            (j) From and after the date hereof through the remainder of the Term, the Company will provide the Executive with an annual allowance not to exceed $30,000 (gross) to cover the costs of family travel for the Executive and his wife between New York and Paris; provided, however, the parties hereto acknowledge and agree that (i) from January 1, 2002 through December 31, 2004, the Company agreed to reimburse the Executive for the cost of three annual personal round trip airline tickets for each of the Executive and his wife from New York and Paris, and (ii) from January 1, 2005 through the date hereof, the Company provided the Executive with an annual allowance not to exceed $30,000 (gross) to cover the costs of family travel for the Executive and his wife between New York and Paris.

      6.    Termination

            (a) The Company may terminate the Term and the Executive's employment at any time "without cause" by giving the Executive six months prior written notice of termination. The Executive may terminate the Term and his employment at any time "without Good Reason" by giving the Company six months prior written notice of termination. The Company shall have the right at any time during such six month notice period, to relieve the Executive of his offices, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his salary compensation and other benefits as provided in this Agreement. The date on which the Executive ceases to be employed by the Company, regardless of the reason therefore is referred to in this Agreement as the "Date of Termination".

            (b) The Company, by direction of the Omnicom CEO, shall be entitled to terminate the Term and to discharge the Executive for "cause" effective upon the giving of written notice. The term "cause" shall be limited to the following grounds:

                  (i) the Executive's  failure or refusal to materially  perform his duties and responsibilities as set forth in paragraph 3 hereof or abide by the reasonable directives of the Omnicom CEO, or the failure of the Executive to devote all of his business time and attention exclusively to the business and affairs of the Company and the TBWA Group in accordance with the terms hereof, in each case if such failure or refusal is not cured (if curable) within 20 days after written notice thereof to the Executive by the Company;

                  (ii) the willful  misappropriation of the funds or property of the Company or any other member of the TBWA Group;

                  (iii) the use of alcohol or illegal  drugs,  interfering  with the performance of the Executive's obligations under this Agreement;

                  (iv) the  conviction  in a court of law of, or entering a plea of guilty or


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            no contest to, any felony or any crime  involving  moral  turpitude, dishonesty or theft;

                  (v) the material  nonconformance  with the  standard  business practices and policies of the Company or the TBWA Group, including without limitation, policies against racial or sexual discrimination or harassment, which nonconformance is not cured (if curable) within 10 days after written notice to the Executive by the Company;

                  (vi) the  commission  in bad faith by the Executive of any act which materially injures or could reasonably be expected to materially injure the reputation, business or business relationships of the Company or any other member of the TBWA Group;

                  (vii) the  resignation  by the Executive on his own initiative other than pursuant to a termination by the Executive for "Good Reason" (as defined in paragraph 6(c) hereof) or pursuant to a notice of termination given by the Executive under paragraph 6(a);

                  (viii) the gross or habitual  misconduct  or gross or habitual negligence by the Executive in the performance of his duties; and

                  (ix) any breach (not covered by any of the clauses (i) through
            (viii) above) of any material provision of this Agreement, if such breach is not cured (if curable) within 20 days after written notice thereof to the Executive by the Company.

Any notice  required to be given by the Company  pursuant to clause (i),  (v) or
(ix) above shall specify the nature of the claimed breach and the manner in which the Company requires such breach to be cured (if curable). In the event that the Executive is purportedly terminated for cause and the arbitrator appointed pursuant to paragraph 19 determines that "cause" as defined herein was not present, then such purported termination for cause shall be deemed a termination "without cause" pursuant to paragraph 6(a) and the Executive's rights and remedies will be governed by paragraph 6(e), in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

            (c) Provided that the Executive is not then otherwise in breach of this Agreement, the Executive shall be entitled to terminate this Agreement and the Term hereunder for "Good Reason" at any time during the Term by written notice to the Company not more than 30 days after the occurrence of the event constituting such Good Reason. "Good Reason" shall be limited to a breach by the Company of a material provision of this Agreement, which breach remains uncured (if curable) for a period of 20 days after written notice of such breach from the Executive to the Company (such notice to specify the nature of the claimed breach and the manner in which the Executive requires such breach to be cured). In the event that the Executive purportedly terminates his employment for "Good Reason" and the arbitrator appointed pursuant to paragraph 19 determines that "Good Reason" as defined herein was not present, then such


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purported  termination  for  "Good  Reason"  shall be deemed a  termination  for
"cause" pursuant to paragraph 6(a)(vii) and the Executive's rights and remedies will be governed by paragraph 6(d), in full satisfaction and in lieu of any and all other or further remedies the Executive may have.

            (d) In the event of the termination of the employment of the Executive with the Company for any reason other than a termination by the Company "without cause" or a termination by the Executive for "Good Reason", the Executive shall be entitled to the following payments and benefits, subject to any appropriate offsets, as permitted by applicable law, for debts or money due to the Company or an affiliate thereof (collectively, "Offsets"):

                  (i)  unpaid  salary  through,   and  any  unpaid  reimbursable
            expenses outstanding as of, the Date of Termination; and

                  (ii) all  benefits,  if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs 4(b), 5(b) and (c) above, or any other applicable plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs. it being understood that any and all rights that the Executive may have to severance payments by the Company shall be determined and solely based on the terms and conditions of this Agreement and not based on the Company's severance policy then in effect.

In the event of the termination of the Executive's employment other than a termination by the Company "without cause" or a termination by the Executive for "Good Reason", except as provided in this paragraph 6(d), the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company.

            (e) In the event of a termination by the Company "without cause" or a termination by the Executive for "Good Reason", the Executive shall be entitled to the following payments and benefits, subject to any Offsets:

                  (i) as liquidated damages, his then applicable salary compensation when otherwise payable through the Date of Termination; provided, however, that, notwithstanding anything contained herein to the contrary, solely in the event of a termination "without cause" on or prior to April 30, 2008, the Executive shall also be entitled to the Special Bonus, if any, when such Special Bonus would have been payable had the Executive continued to be employed by the Company through April 30, 2008; provided, further, however that if this arrangement is a "nonqualified deferred compensation plan" described in Section 409A(d)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Executive is a "specified employee" for purposes of Section 409A(a)(2)(B)(i) of the Code, then any payments to the Executive shall not be made prior to the date that is 6 months after the Date of Termination;


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                  (ii) any unpaid  reimbursable  expenses  outstanding as of the
            Date of Termination;

                  (iii) all benefits,  if any, that had accrued to the Executive through the Date of Termination under the plans and programs described in paragraphs, 5(b) and (c) above, or any other applicable benefit plans and programs in which he participated as an employee of the Company, in the manner and in accordance with the terms of such plans and programs, it being understood that any and all rights that the Executive may have to severance payments by the Company shall be determined and solely based on the terms and conditions of this Agreement and not based on the Company's severance policy then in effect.; and

                  (iv) continued participation on the same basis (including without limitation, cost contributions) as the other senior executives of the Company in all, medical, dental, disability and life insurance coverage (such benefits collectively called the "Continued Plans") in which he was participating on the Date of Termination (as such Continued Plans are from time to time in effect at the Company) until the earlier of (x) the end of the period that he receives payments under clause (i) of this paragraph 6(e) or (y) the date, or dates, he is eligible to receive coverage and benefits under the same type of plan of a subsequent employer; provided, however, if the Executive is precluded from continuing his participation in any Continued Plan, then the Company will be obligated to pay him the economic equivalent of the benefits provided under the Continued Plan in which he is unable to participate, for the period specified above, plus an amount equal to the tax, if any, payable by him thereon, it being understood that the economic equivalent of a benefit foregone shall be deemed the lowest cost in State of New York that would be incurred by the Executive in obtaining such benefit himself on an individual basis.

In connection with a termination by the Company "without cause" or a termination by the Executive for "Good Reason", except as provided in this paragraph 6(e) or in the Omnicom Executive Salary Continuation Agreement, the Company shall have no further liability to the Executive or the Executive's heirs, beneficiaries or estate for damages, compensation, benefits, severance, indemnities or other amounts of whatever nature, directly or indirectly, arising out of or otherwise related to this Agreement and the Executive's employment or cessation of employment with the Company. The making of any payments and providing the other benefits as provided in this paragraph 6(e) is conditioned upon the Executive signing and not revoking a separation agreement (the "Separation Agreement") prepared by the Company which includes a general release of the Company and its affiliates, and its and their respective successors and assigns, officers directors, employees, agents, attorneys and representatives, of any claims (including claims of discrimination) relating to the Executive's employment with the Company or the termination thereof. In the event the Executive breaches any provisions of the Separation Agreement or the provisions of paragraph 8 of this Agreement, in addition to any other remedies at law or in equity available to it, the Company may cease making any further payments and providing the other benefits provided for in this paragraph 6(e), without affecting its rights under this Agreement or the Separation Agreement.

      7.    Disability; Death

            In the event the Executive shall be unable to perform his duties hereunder by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to perform such duties for periods aggregating 180 days, whether or not continuous, in any continuous period of 270 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month during the continuance of such disability upon at least 30 days' prior written notice to him. In the event of the Executive's death, the Date of Termination shall be the date of the Executive's death. In the event the Company terminates the Executive pursuant to this paragraph 7, the Executive, or in the case of his death, his heirs, beneficiaries or estate, shall be entitled to receive the entitlements set forth in paragraph 6(d) of this Agreement.

      8.    Non-Solicitation/Non-Servicing    Agreement   and    Protection   of
            Confidential Information

            (a) The Executive acknowledges (i) that the business and the industry in which the Company competes is highly competitive; (ii) that as a key executive of the Company he will participate in the servicing of current clients and/or the solicitation of prospective clients, through which, among other things, the Executive will obtain knowledge of the "know-how" and business practices of the Company, in which matters the Company has a substantial proprietary interest; (iii) that his employment hereunder requires the performance of services which are special, unique, extraordinary and intellectual in character, and his position with the Company places him in a position of confidence and trust with the clients and employees of the Company; and (iv) that his rendering of services to the clients of the Company necessarily requires the disclosure to the Executive of confidential information (as defined in paragraph 8(b) hereof) of the Company. In the course of the Executive's employment with the Company, the Executive will develop a personal relationship with the clients of the Company and a knowledge of those clients' affairs and requirements, and the relationship of the Company with its established clientele will therefore be placed in the Executive's hands in confidence and trust. The Executive consequently agrees that it is a legitimate interest of the Company, and reasonable and necessary for the protection of the confidential information, goodwill and business of the Company, which is valuable to the Company, that the Executive make the covenants contained herein and that the Company would not have entered into this Agreement unless the covenants set forth in this paragraph 8 were contained in this Agreement. Accordingly, the Executive agrees that during the period that he is employed by the Company and for the two year period thereafter (such period being referred to as the "Restricted Period"), he shall not, as an individual, employee, consultant, independent contractor, partner, shareholder, or in association with any other person, business or enterprise, except on behalf of the Company, directly or indirectly, and regardless of the reason for his ceasing to be employed by the Company:

                  (i) attempt in any manner to solicit or accept from any client business of the type performed by the Company or to persuade any client to cease to do business or to reduce the amount of business which any such client has customarily done or is reasonably expected to do with the Company, whether or not the relationship between the Company and such client was originally established in whole or in part through the Executive's efforts; or

                  (ii) employ as an employee or retain as a consultant any person, firm or entity who is then or at any time during the preceding twelve months was an employee of or exclusive consultant to the Company, or persuade or attempt to persuade any employee of or exclusive consultant to the Company to leave the employ of the Company or to become employed as an employee or retained as a consultant by any person, firm or entity other than the Company; or

                  (iii) render to or for any client any services of the type which are rendered by the Company.

As used in this paragraph 8, the term "Company" shall include the Company and its subsidiaries and any other company operating within the TBWA Group, and the term "client" shall mean (1) anyone who is a client of the Company or is a client of another member of the TBWA Group on the Date of Termination, or if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct (any such applicable date being called the "Determination Date"); (2) anyone who was a client of the Company or was a client of another member of the TBWA Group at any time during the one year period immediately preceding the Determination Date; (3) any prospective client to whom the Company or another member of the TBWA Group had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Date of Termination; and (4) any prospective client to whom the Company or another member of the TBWA Group made a new business presentation (or similar offering of services) at any time within six months after the Date of Termination (but only if initial discussions between the Company or another member of the TBWA Group and such prospective client relating to the rendering of services occurred prior to the Date of Termination, and only if the Executive participated in or supervised such discussions or the preparation therefore). For purposes of this clause, it is agreed that a general mailing or an incidental contact shall not be deemed a "new business presentation or similar offering of services" or a "discussion". In addition, "client" shall also include any clients of other Omnicom companies to whom the Executive rendered services (including supervisory services). In addition, if the client is part of a group of companies which conducts business through more than one entity, division or operating unit, whether or not separately incorporated (a "Client Group"), the term "client" as used herein shall also include each entity, division and operating unit of the Client Group where the same management group of the Client Group has the decision making authority or significant influence with respect to contracting for services of the type rendered by the Company.

            (b) In the course of the Executive's  employment with the Company he will acquire and have access to confidential or proprietary information about the Company and/or its clients, including but not limited to, trade secrets, methods, models, passwords, access to computer files, financial information and records, computer software programs, agreements and/or contracts between the Company and its clients, client contacts, creative policies and ideas, advertising campaigns, public relations campaigns, presentation materials, web site design, multimedia and enhanced power point presentations, budgets, practices, concepts, strategies, methods of operation, financial or business projections of the Company, and information about or received from clients and other companies with which the Company does business. The foregoing shall be collectively referred to as "confidential information". The Executive is aware that the confidential information is not readily available to the public and accordingly, the Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone (other than his counsel in the course of a dispute arising from the alleged disclosure of confidential information or as required by law) any confidential information, or utilize such confidential information for his own benefit, or for the benefit of third parties. The Executive agrees that the foregoing restrictions shall apply whether or not any such information is marked "confidential" and regardless of the form of the information. The term "confidential information" does not include information which (i) is or becomes generally available to the public other than by breach of this provision or (ii) the Executive learns from a third party who is not under an obligation of confidence to the Company or a client of the Company. In the event that the Executive becomes legally required to disclose any confidential information, he will provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this paragraph 8(b) to permit a particular disclosure. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this paragraph 8(b) to permit a particular disclosure, the Executive will furnish only that portion of the confidential information which he is legally required to disclose and, at the Company's expense, will cooperate with the efforts of the Company to obtain a protective order or other reliable assurance that confidential treatment will be accorded the confidential information. The Executive further agrees that all memoranda, disks, files, notes, records or other documents, whether in electronic form or hard copy (collectively, the "material") compiled by him or made available to him during his employment with the Company (whether or not the material constitutes or contains confidential information), and in connection with the performance of his duties hereunder, shall be the property of the Company and shall be delivered to the Company on the termination of the Executive's employment with the Company or at any other time upon request. Except in connection with the Executive's employment with the Company, the Executive agrees that he will not make or retain copies or excerpts of the material.

            (c) If the Executive commits a breach or is about to commit a breach, of any of the provisions of paragraphs 8(a) or (b), the Company shall have the right to have the provisions of this Agreement specifically enforced by the arbitrator appointed under paragraph 19 or by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

            (d) The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of paragraphs 8(a) and (b) are fair and reasonable and are reasonably required in order to protect and maintain the proprietary interests of the Company described above, other legitimate business interests and the goodwill associated with the business of the Company; (ii) the time, scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties, represented by legal counsel; and (iii) because of the nature of the business engaged in by the Company and the fact that clients can be and are serviced by the Company wherever they are located, it is impractical and unreasonable to place a geographic limitation on the agreements made by the Executive herein. The Executive specifically acknowledges that his being restricted from soliciting and servicing clients and prospective clients as contemplated by this Agreement will not prevent him from being employed or earning a livelihood in the type of business conducted by the Company. If any of the covenants contained in paragraphs 8(a) or (b), or any part thereof, is held to be unenforceable by reason of it extending for too great a period of time or over too great a geographic area or by reason of it being too extensive in any other respect, the parties agree (x) such covenant shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographic areas as to which it may be enforceable and/or over the maximum extent in all other respects as to which it may be enforceable, all as determined by the court or arbitration panel making such determination and (y) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. Each of the covenants and agreements contained in this paragraph 8 (collectively, the "Protective Covenants") is separate, distinct and severable. All rights, remedies and benefits expressly provided for in this Agreement are cumulative and are not exclusive of any rights, remedies or benefits provided for by law or in this Agreement, and the exercise of any remedy by a party hereto shall not be deemed an election to the exclusion of any other remedy (any such claim by the other party being hereby waived). The existence of any claim, demand, action or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each Protective Covenant. The unenforceability of any Protective Covenant shall not affect the validity or enforceability of any other Protective Covenant or any other provision or provisions of this Agreement. The temporal duration of the non-solicitation/non-servicing covenants set forth in this paragraph 8 shall not expire, and shall be tolled, during any period in which Executive is in violation of any of the non-solicitation/non-servicing covenants set forth in this paragraph 8; and all restrictions shall automatically be extended by the period of Executive's violation of any such restrictions.

            (e) Prior to accepting employment with any person, firm or entity during the Restricted Period, the Executive shall notify the prospective employer in writing of his obligations pursuant to this paragraph 8 and shall simultaneously provide a copy to the Company.

      9.    Intellectual Property

            During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the business  of the  Company  or such  other  member of the TBWA  Group,  including without limitation, any design, logo, slogan, advertising campaign or any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that all patents, licenses, copyrights, tradenames, trademarks, service marks, planning, creative policies and ideas, advertising campaigns, public relations campaigns, presentation materials, web site design, multimedia and enhanced power point presentations, budgets, practices, concepts, strategies, methods of operation, financial or business projections, designs, logos, slogans and business plans developed or created by the Executive in the course of his employment hereunder, either individually or in collaboration with others, will be deemed works for hire and the sole and absolute property of the Company or any member of the TBWA Group for which the same was developed or created. The Executive agrees, that at the request and expense of the Company or another member of the TBWA Group, he will take all steps necessary to secure the rights thereto to the Company or such other member of the TBWA Group by patent, copyright or otherwise.

      10.   Enforceability

            The Executive acknowledges that certain provisions contained in this Agreement, including but not limited to those contained in paragraph 8, are intended to protect the Company and other members of the TBWA Group, and accordingly each such member of the TBWA Group shall be deemed a third party beneficiary with respect to such provisions and shall have the right to enforce such provisions as appropriate. The failure of any party at any time to require performance by another party of any provision hereunder shall in no way affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any of the other provisions in this Agreement; nor shall the waiver by any party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

      11.   Assignment

            The Company, Omnicom and the Executive agree that the Company and Omnicom shall have the right to assign this Agreement, and, accordingly, this Agreement shall inure to the benefit of, and may be enforced by, any and all successors and assigns of the Company or Omnicom, as the case may be, including, without limitation, by asset assignment, stock sale, merger, consolidation or other corporate reorganization. The Company, Omnicom and Executive agree that Executive's rights and obligations under this Agreement are personal to the Executive, and the Executive shall not have the right to assign or otherwise transfer his rights or obligations under this Agreement, and any purported assignment or transfer shall be void and ineffective. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company. The rights and obligations of Omnicom hereunder shall be binding upon and run in favor of the successors and assigns of Omnicom.

      12.   Modification

            This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by the parties to this Agreement, and approved in writing by the Omnicom CEO.

      13.   Severability; Survival

            In the event any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the invalid or unenforceable part had been severed and deleted or reformed to be enforceable. The respective rights and obligations of the parties hereunder shall survive the termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

      14.   Life Insurance

            The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the sole expense of the Company, as the case may be, and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and
(c) at the Company's expense, take any reasonably required medical examinations.

      15.   Notice

            Any notice, request, instruction or other document to be given hereunder by any party hereto to another party shall be in writing and shall be deemed effective (a) upon personal delivery, if delivered by hand, or (b) three days after the date of deposit in the mails, postage prepaid if mailed by certified or registered mail, or (c) on the next business day, if sent by prepaid overnight courier service or facsimile transmission (if electronically confirmed), and in each case, addressed as follows:

            If to the Executive:

            Jean-Marie Dru
            488 Madison Avenue
            New York, New York 10022
            Fax:

            If to the Company:

            TBWA Worldwide Inc.
            488 Madison Avenue
            New York, New York 10022
            Attention:  Chief Financial Officer
            Fax: (212) 804-1380
            and:

            TBWA Worldwide Inc.
            488 Madison Avenue
            New York, New York 10022
            Attention:  General Counsel
            Fax: (212) 804-1365

            with a copy to:

            Davis & Gilbert LLP
            1740 Broadway
            New York, New York 10019
            Attention:  Michael D. Ditzian, Esq.
            Fax:  (212) 468-4888

            If to Omnicom:

            Omnicom Group Inc.
            437 Madison Avenue
            New York, New York 10022
            Attention:  General Counsel
            Fax:  212-415-3574

            with a copy to:

            Davis & Gilbert LLP
            1740 Broadway
            New York, New York 10019
            Attention:  Michael D. Ditzian, Esq.
            Fax:  (212) 468-4888

Any party may change the address to which notices are to be sent by giving notice of such change of address to the other party in the manner herein provided for giving notice.

      16.   Applicable Law

            This Agreement shall be governed by, enforced under, and construed in accordance with the laws of the State of New York without application of conflict of law provisions applicable therein.

      17.   No Conflict

            Except for the Existing Non-Solicitation Agreements, the Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

      18.   Entire Agreement

            Except for the Existing Non-Solicitation Agreements, this Agreement represents the entire agreement among the Company, Omnicom and the Executive with respect to the employment of the Executive by the Company and any additional services provided by the Executive to the TBWA Group, and all prior agreements, plans and arrangements relating to the employment of the Executive by the Company or Omnicom are nullified and superseded hereby.

      19.   Arbitration

            (a) The parties hereto agree that any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement (including, without limitation, any claim regarding or related to the interpretation, scope, effect, enforcement, termination, extension, breach, legality, remedies and other aspects of this Agreement or the conduct and communications of the parties regarding this Agreement and the subject matter of this Agreement) shall be settled by arbitration at the offices of Judicial Arbitration and Mediation Services, Inc. or successor organization for binding arbitration in New York, New York by a single arbitrator. The arbitrator may grant injunctions or other relief in such dispute or controversy. All awards of the arbitrator shall be binding and non-appealable. Judgment upon the award of the arbitrator may be entered in any court having jurisdiction. The arbitrator shall apply New York law to the merits of any dispute or claims, without reference to the rules of conflicts of law applicable therein. Suits to compel or enjoin arbitration or to determine the applicability or legality of arbitration shall be brought in the United States District Court for the Southern District of New York or if that court lacks jurisdiction, in a state court located within the geographic boundaries thereof. Notwithstanding the foregoing, no party to this Agreement shall be precluded from applying to a proper court for injunctive relief by reason of the prior or subsequent commencement of an arbitration proceeding as herein provided. No party or arbitrator shall disclose in whole or in part to any other person, firm or entity any confidential information submitted in connection with the arbitration proceedings, except to the extent reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the dispute. Confidential Information may be disclosed to (i) attorneys, (ii) parties, and (iii) outside experts requested by either party's counsel to furnish technical or expert services or to give testimony at the arbitration proceedings, subject, in the case of such experts, to execution of a legally binding written statement that such expert is fully familiar with the terms of this provision, agree to comply with the confidentiality terms of this provision, and will not use any confidential information disclosed to such expert for personal or business advantage.

            (b) The Executive has read and understands this paragraph 19. The Executive understands that by signing this Agreement, the Executive agrees to submit any claims arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, or his employment or the termination thereof, to binding arbitration, and that this arbitration provision constitutes a waiver of the Executive's right to a jury trial and relates to the resolution of all disputes relating to all aspects of the employer/employee relationship, including but not limited to the following:

                  (i) Any and all claims for wrongful  discharge of  employment, breach of contract, both express and implied; breach of the covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

                  (ii) Any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Equal Pay Act, the Employee Retirement Income Security Act, as amended, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the New York Human Rights Law; and

                  (iii) Any and all  claims  arising  out of any other  federal, state or local laws or regulations relating to employment or employment discrimination.

            (c) To the extent that any part of this paragraph 19 is found to be legally unenforceable for any reason, that part shall be modified or deleted in such a manner as to render this paragraph 19 (or the remainder of this paragraph
19) legally enforceable and as to ensure that except as otherwise provided in clause (a) of this paragraph 19, all conflicts between the Company and the Executive shall be resolved by neutral, binding arbitration. The remainder of this paragraph 19 shall not be affected by any such modification or deletion but shall be construed as severable and independent. If a court finds that the arbitration procedures of this paragraph 19 are not absolutely binding, then the parties hereto intend any arbitration decision to be fully admissible in evidence, given great weight by any finder of fact, and treated as determinative to the maximum extent permitted by law.

      20.   Headings

            The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

      21.   Withholdings

            The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

      22.   Counterparts

            This Agreement may be executed in two counterparts, both of which taken together shall constitute one instrument.

      23.   No Strict Construction

            The language used in this Agreement will be deemed to be the language chosen by the Company and the Executive to express their mutual intent, and no rule of law or contract interpretation that provides that in the case of ambiguity or uncertainty a provision should be construed against the draftsman will be applied against any party hereto.

      IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                     OMNICOM GROUP INC.

                                     By: /s/ Michael O'Brien
                                         ---------------------------------------
                                         Michael O'Brien
                                         Senior Vice President, General Counsel
                                         and Secretary

                                         /s/ Jean-Marie Dru
                                         ---------------------------------------
                                         Jean-Marie Dru

                                     TBWA WORLDWIDE INC.

                                     By: /s/ Jonathan Ramsden
                                         ---------------------------------------
                                         Jonathan Ramsden
                                         Chief Financial Officer


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